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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Nuevo Energy Company:

  We consent to incorporation by reference in the registration statement (No. 33-43329) on Form S-8, registration statement (No. 33-70108) on Form S-8, registration statement (No. 333-21063) on Form S-8, registration statement (No. 333-51211) on Form S-8, registration statement (No. 333-51217) on Form S-8, registration statement (No. 333-51231) on Form S-8, and registration statement (No. 333-16231) on Form S-3 of Nuevo Energy Company of our report dated May 12, 1998, relating to the consolidated balance sheets of Nuevo Energy Company and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the report on Form 8-K dated May 20, 1998 to restate the consolidated financial statements included in the December 31, 1997 annual report on Form 10-K of Nuevo Energy Company, to reflect the retroactive effect of the change in accounting for oil and gas properties from the full cost method to the successful efforts method.

                                          /S/ KPMG PEAT MARWICK LLP

Houston, Texas
May 19, 1998